                                  EXHIBIT 3.1
                                  -----------

     THIS WARRANT HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY APPLICABLE STATE SECURITIES LAW, AND MAY NOT BE SOLD OR OTHERWISE TRANSFERRED UNLESS IT IS REGISTERED
     UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR AN
     EXEMPTION FROM REGISTRATION IS THEREUNDER AVAILABLE.

                           ________________________

                                                        Date: February 21, 2000


                              WARRANT TO PURCHASE
                         ___ SHARES OF COMMON STOCK OF
                             NUCYCLE THERAPY, INC.

                                  Number ___

                     Void after 5:00 P.M. (Eastern Time),
                     February 21, 2005 as provided herein.


     THIS CERTIFIES that _______________ (the "Warrant Holder"), or registered assigns, is entitled to purchase from NUCYCLE THERAPY, INC. (the "Company"), a New Jersey corporation, at any time after the date hereof and until 5:00 P.M. (Eastern Time) on February 21, 2005 __________________ (____) fully paid and nonassessable shares of Common Stock of the Company, no par value (the "Common Stock"), at a purchase price of Eight Dollars ($8.00) per share, subject to adjustment as provided in Section 6.

     1.   Definitions.  For the purpose of this Warrant:
          -----------

          (a) "Warrants" shall mean this original Warrant to purchase Common Stock of the Company and any and all Warrants which are issued in exchange or substitution for the Warrant pursuant to the terms of that Warrant.

          (b) "Warrant Price" shall mean the price per share at which shares of Common Stock of the Company are purchasable hereunder, as such price may be adjusted from time to time hereunder.

          (c) "Warrant Shares" shall mean the Common Stock purchased upon exercise of Warrants.

     2.   Method of Exercise of Warrants. This Warrant may be exercised at any
          ------------------------------
time after the date hereof and prior to 5:00 P.M. (Eastern Time) on February 21, 2005, in whole or in part (but not as to fractional shares), by the surrender of the Warrant, with the Purchase Agreement attached hereto as Exhibit A properly
                                                            ---------
completed and duly executed, at the principal office of the

Company at 1 Deer Park Drive, Suite M, Monmouth Junction, New Jersey 08852, or such other location which shall at that time be the principal office of the Company (the "Principal Office"), and upon payment to it by certified check or bank draft or wire transfer of immediately available funds to the order of the Company of the purchase price for the shares to be purchased upon such exercise. The person entitled to the shares so purchased shall be treated for all purposes as the holder of such shares as of the close of business on the date of exercise and certificates for the shares of stock so purchased shall be delivered to the person so entitled within a reasonable time, not exceeding thirty (30) days, after such exercise. Unless this Warrant has expired, a new Warrant of like tenor and for such number of shares as the holder of this Warrant shall direct, representing in the aggregate the right to purchase a number of shares with respect to which this Warrant shall not have been exercised, shall also be issued to the holder of this Warrant within such time.

     3.   Exchange.  This Warrant is exchangeable, upon the surrender thereof by
          --------
the holder thereof at the Principal Office of the Company, for new Warrants of like tenor registered in such holder's name and representing in the aggregate the right to purchase the number of shares purchasable under the Warrant being exchanged, each of such new Warrants to represent the right to subscribe for and purchase such number of shares as shall be designated by said holder at the time of such surrender.

     4.   Transfer.  Subject to restrictions on transfer set forth herein, this
          --------
Warrant is transferable, in whole or in part, at the Principal Office of the Company by the holder thereof, in person or by duly authorized attorney, upon presentation of this Warrant, properly endorsed, for transfer. Each holder of this Warrant, by holding it, agrees that the Warrant, when endorsed in blank, may be deemed negotiable, and that the holder thereof, when the Warrant shall have been so endorsed, may be treated by the Company and all other persons dealing with the Warrant as the absolute owner thereof for any purpose and as the person entitled to exercise the rights represented by the Warrant, or to the transfer thereof on the books of the Company, any notice to the contrary notwithstanding. Notwithstanding the foregoing, without the Company's express written consent, the Warrant Shares are not transferable until the expiration of twelve (12) months after the Company's Going Public Event (as defined in the Company's First Amended Disclosure Statement for Plan of Reorganization). Certificates representing the Warrant Shares issued upon the exercise of this Warrant prior to the expiration of twelve (12) months after the Company's Going Public Event shall bear a restrictive legend referring to the transfer restrictions set forth herein.

     5.   Certain Covenants of the Company.  The Company covenants and agrees
          --------------------------------
that all shares which may be issued upon the exercise of this Warrant, will, upon issuance, be duly and validly issued, fully paid and nonassessable; and will from time to time take all such action as may be required to assure that the par value per share of the Common Stock is at all times equal to or less than the then effective purchase price per share of the Common Stock issuable pursuant to the Warrants. The Company further covenants and agrees that during the period within which the rights represented by this Warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue upon exercise of the purchase rights evidenced by this Warrant, a sufficient number of shares of its Common Stock to provide for the exercise of the rights represented by this Warrant.

     6.   Adjustment of Purchase Price and Number of Shares.  The number and
          -------------------------------------------------
kind of securities purchasable upon the exercise of the Warrants and the Warrant Price shall be subject to adjustment from time to time upon the happening of certain events as follows:

          (a)  Reclassification, Consolidation or Merger. At any time while the
               -----------------------------------------
Warrants remain outstanding and unexpired, in case of any reclassification or change of outstanding securities issuable upon exercise of the Warrants (other than a change in par value, or from par value to no par value, or from no par value to par value or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of the Warrants) or in case of any consolidation or merger of the Company with or into another corporation (other than a merger with another corporation in which the Company is a continuing corporation and which does not result in any reclassification or change, other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination of outstanding securities issuable upon the exercise of the Warrants), or in the case of any sale or transfer to another corporation of the property of the Company as an entirety or substantially as an entirety, the Company, or such successor or purchasing corporation, as the case may be, shall, without payment of any additional consideration therefor, execute new Warrants providing that the holders of the Warrants shall have the right to exercise such new Warrants (upon terms not less favorable to the holders than those then applicable to the Warrants) and to receive upon such exercise, in lieu of each share of Common Stock theretofore issuable upon exercise of the Warrants, the kind and amount of shares of stock, other securities, money or property receivable upon such reclassification, change, consolidation, merger, sale or transfer by the holder of one share of Common Stock issuable upon exercise of the Warrants had the Warrants been exercised immediately prior to such reclassification, change, consolidation, merger, sale or transfer. Such new Warrants shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Section 6. The provisions of this Subsection 6(a) shall similarly apply to successive reclassifications, changes, consolidations, mergers, sales and transfers.

          (b)  Subdivision or Combination of Shares. If the Company at any time
               ------------------------------------
while the Warrants remain outstanding and unexpired shall subdivide or combine its Common Stock, the Warrant Price shall be proportionately reduced, in case of subdivision of such shares, as of the effective date of such subdivision, or, if the Company shall take a record of holders of its Common Stock for the purpose of so subdividing, as of such record date, whichever is earlier, or shall be proportionately increased, in the case of combination of such shares, as of the effective date of such combination, or, if the Company shall take a record of holders of its Common Stock for the purpose of so combining, as of such record date, whichever is earlier.

          (c)  Stock Dividends.  If the Company at any time while the Warrants
               ---------------
are outstanding and unexpired shall pay a dividend in shares of, or make other distribution of shares of, its Common Stock, then the Warrant Price shall be adjusted, as of the date the Company shall take a record of the holders of its Common Stock for the purpose of receiving such dividend or other distribution (or if no such record is taken, as at the date of such payment or other distribution), to that price determined by multiplying the Warrant Price in effect immediately prior to such payment or other distribution by a fraction (i) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (ii) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution. The number of shares of Common Stock at any time outstanding shall not include any shares thereof then directly or indirectly owned or held by or for the account of the Company or any wholly-owned subsidiary. The provisions of this Subsection 6(c) shall not apply under any of the circumstances for which an adjustment is provided in Subsections 6(a) or 6(b).

          (d)  Liquidating Dividends, Etc. If the Company at any time while the
               --------------------------
Warrants are outstanding and unexpired makes a distribution of its assets to the holders of its Common Stock as a dividend in liquidation or by way of return of capital or other than as a dividend payable out of earnings or surplus legally available for dividends under applicable law or any distribution to such holders made in respect of the sale of all or substantially all of the Company's assets (other than under the circumstances provided for in the foregoing Subsections 6(a) through 6(c)), the Warrant Holder shall be entitled to receive upon the exercise hereof, in addition to the shares of Common Stock receivable upon such exercise, and without payment of any consideration other than the Warrant Price, an amount in cash equal to the value of such distribution per share of Common Stock multiplied by the number of shares of Common Stock which, on the record date for such distribution, are issuable upon exercise of this Warrant (with no further adjustment being made following any event which causes a subsequent adjustment in the number of shares of Common Stock issuable upon the exercise hereof), and an appropriate provision therefor shall be made a part of any such distribution. The value of a distribution which is paid in other than cash shall be determined in good faith by the Board of Directors of the Company.

          (e)  Notice of Adjustments.  Whenever the Warrant Price or the number
               ---------------------
of shares of Common Stock purchasable under the terms of this Warrant at the Warrant Price shall be adjusted pursuant to this Section 6, the Company shall promptly prepare a certificate signed by its President or a Vice President and by its Treasurer or Assistant Treasurer or its Secretary or Assistant Secretary, setting forth in reasonable detail the event requiring the adjustment, the amount of the adjustment, the method by which such adjustment was calculated (including a description of the basis on which the Company's Board of Directors made any determination hereunder), and the Warrant Price and number of shares of Common Stock purchasable at that Warrant Price after giving effect to such adjustment, and shall promptly cause copies of such certificate to be mailed (by first class and postage prepaid) to the registered holder of this Warrant.

     7.   Redemption By Company.  The Company has the option to redeem this
          ---------------------
Warrant at any time prior to its termination or exercise at a redemption price equal to the sum of $0.50 multiplied by the number of Warrant Shares exercisable under this Warrant at the time of redemption (the "Redemption Payment") upon written notice to Warrant Holder. Upon such notice, the Warrant Holder will have five (5) days within which to exercise this Warrant in whole at the Exercise Price per share or receive the Redemption Payment. The Company's right to redeem this Warrant shall be effective upon the delivery of written notice (such notice is hereinafter referred to as the "Redemption Notice") by the Company to Warrant Holder, notifying such holder of the redemption of this Warrant and instructing such holder to surrender to the Company, in the manner and at the place designated, this original Warrant on the fifth business day after the date of the Redemption Notice (such date referred to as the "Redemption Date"). On or after the Redemption Date, the Warrant Holder shall surrender this original Warrant to the Company, in the manner and at the place designated in the Redemption Notice, and thereupon the Redemption Payment shall be payable to the order of the Warrant Holder and this Warrant shall be canceled. From and after the Redemption Date, unless there shall have been a default in payment of the Redemption Payment, all rights of the Warrant Holder (except the right to receive the Redemption Payment for this Warrant redeemed by the Company upon the surrender of this Warrant) shall cease.

     8.   Payment of Taxes.  All shares of Common Stock issued upon the exercise
          ----------------
of this Warrant shall be validly issued, fully paid and nonassessable, and the Company shall pay all taxes and other governmental charges that may be imposed in respect of the issue or delivery thereof. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock in any name other than that of the registered holder of the Warrant surrendered in connection with the purchase of such shares, and in such case the Company shall not be required to issue or deliver any stock certificate until such tax or other charge has been paid or it has been established to the Company's satisfaction that no tax or other charge is due.

     9.   Fractional Shares.  No fractional shares of the Company's Common Stock
          -----------------
will be issued in connection with any purchase hereunder but in lieu of such fractional shares, the Company shall make a cash refund therefor equal in amount to the product of the applicable fraction multiplied by the Warrant Price paid by the holder for its Warrant Shares upon such exercise.

     10.  Loss, Theft, Destruction or Mutilation. Upon receipt by the Company of
          --------------------------------------
evidence reasonably satisfactory to it that any Warrant has been mutilated, destroyed, lost or stolen, and in the case of any destroyed, lost or stolen Warrant, a bond of indemnity reasonably satisfactory to the Company, or in the case of a mutilated Warrant, upon surrender and cancellation thereof, the Company will execute and deliver in the Warrant Holder's name, in exchange and substitution for the Warrant so mutilated, destroyed, lost or stolen, a new Warrant of like tenor substantially in the form thereof with appropriate insertions and variations.

     11.  Headings.  The descriptive headings of the several sections of this
          --------
Warrant are inserted for convenience only and do not constitute a part of this Warrant.

          IN WITNESS WHEREOF, the Company has caused this Warrant to be signed by its duly authorized officer on the date of this Warrant.


                                             NUCYCLE THERAPY, INC.


                                             By:______________________________
                                                Burt D. Ensley, President and
                                                Chief Executive Officer

                                  Exhibit 3.1
                                  -----------

                                                                       EXHIBIT A
                                                                       ---------

                              PURCHASE AGREEMENT
                              ------------------


                                         Date: ____________________

TO:

          The undersigned, pursuant to the provisions set forth in the attached Warrant, hereby agrees to purchase __________ shares of Common Stock covered by such Warrant, and makes payment herewith in full therefor at the price per share provided by this Warrant.

                                   Signature:__________________________________

                                   Address:____________________________________
                                           ____________________________________
                                           ____________________________________

                                   *   *   *

                                  ASSIGNMENT
                                  ----------

          For Value Received, __________________________________________________
hereby sells, assigns and transfers all of the rights of the undersigned under the within Warrant, with respect to the number of shares of Common Stock covered by such Warrant, to:


NAME OF ASSIGNEE                      ADDRESS                      NO. OF SHARES
----------------                      -------                      -------------





Dated:                             Signature:__________________________________


                                   Witness:____________________________________